SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Exxon Mobil Corporation

(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC

Engine No. 1 LP

Engine No. 1 NY LLC

Christopher James

Charles Penner

Gregory J. Goff

Kaisa Hietala

Alexander Karsner

Anders Runevad

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ENGINE NO. 1 RESPONDS TO EXXONMOBIL BOARD ANNOUNCEMENT

URGES SHAREHOLDERS TO VOTE THE WHITE CARD FOR ENGINE NO. 1 NOMINEES

SAN FRANCISCO – May 24, 2021 – Engine No. 1, which has nominated four highly qualified, independent director candidates to the Exxon Mobil Corporation (NYSE: XOM) (“ExxonMobil” or the “Company”) Board of Directors (the “Board”) in connection with the 2021 Annual Meeting of Shareholders, issued the following statement in response to ExxonMobil’s statement this morning:

You may have seen ExxonMobil’s announcement this morning – 48 hours before the vote – that the Board intends to add 2 new directors over the next 12 months, 1 with energy experience and 1 with climate experience.  We encourage all shareholders not to let this last-minute tactic influence your vote at Wednesday’s annual meeting.  We ask you to consider the following factors:

•	This is a Board that continues to only be open to new directors that it approves, rather than trusting the shareholder vote. This is the same Board that refused to even meet with any of our nominees, instead only offering us the chance to approve its own 3 new directors, none of whom bring successful and transformative energy experience, all for the sake of avoiding simply giving shareholders a choice.
•	The last time the Board picked its own director with energy experience, it was only in response to investor pressure and it picked someone whom ISS called the “wrong choice” and who came from a state owned company with no history of successful energy industry transformation, no public shareholders, and deep ties to ExxonMobil (far deeper than is typical despite ExxonMobil’s claims).
•	The Board already has someone with “climate” experience, and an understanding of climate risk should be required of every Board member in any case. What the Board needs are directors with experience in successful and profitable energy industry transformations who can help turn aspirations of addressing the risks of climate change into a long-term business plan, not talking points.
•	This is the same company that for years has refused to take even gradual material steps towards being better positioned for the long-term in a decarbonizing world, and the depth of its efforts to fight off having just 1/3 of its Board possess the relevant experience to help it do so speaks volumes about ExxonMobil’s future intentions.

If ExxonMobil’s Board is sincere in its desire to add more relevant experience, then it can wait to see what the outcome of this election is.  If the Board after this election decides it needs more relevant experience it should of course consider doing so.  We hope however that this last-minute attempt to avoid the outcome of an election in which all shareholders are given the opportunity to make their voice heard will not sway your decision.  This vote is too important to be influenced by this type of cynical, last minute maneuvering, and business as usual is not going to better position ExxonMobil for long-term value creation.

Additional information regarding Engine No. 1’s campaign to Reenergize Exxon may be found at www.ReenergizeXOM.com.

About Engine No. 1

Engine No. 1 is an investment firm purpose-built to create long-term value by driving positive impact through active ownership. The firm also will invest in public and private companies through multiple strategies. For more information, please visit: www.Engine1.com.

Media Contacts

Gasthalter & Co.

Jonathan Gasthalter/Amanda Klein

212-257-4170

Engine1@gasthalter.com

Investor Contacts:

Innisfree M&A Incorporated

Scott Winter/Gabrielle Wolf

212-750-5833

Important Information

Engine No. 1 LLC, Engine No. 1 LP, Engine No. 1 NY LLC, Christopher James, Charles Penner (collectively, “Engine No. 1”), Gregory J. Goff, Kaisa Hietala, Alexander Karsner, and Anders Runevad (collectively and together with Engine No. 1, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of WHITE proxy to be used in connection with the solicitation of proxies from the shareholders of Exxon Mobil Corporation (the “Company”). All shareholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying WHITE proxy card will be furnished to some or all of the Company’s shareholders and will be, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in a Schedule 14A filed by the Participants with the SEC on December 11, 2020. This document is available free of charge from the source indicated above.

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release and the material contained herein that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks that may cause the actual results to be materially different. Certain information included in this material is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this material in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. All figures are unaudited estimates and subject to revision without notice. Engine No. 1 disclaims any obligation to update the information herein and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Past performance is not indicative of future results. Engine No. 1 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Except as otherwise expressly stated herein, any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.